SECURITIES AND EXCHANGE COMMISSION
	WASHINGTON,  D.C.  20549

	FORM 8-K

	CURRENT REPORT

	PURSUANT TO SECTION 13 OR 15(d)
	OF THE SECURITIES EXCHANGE ACT OF 1934

	Date of Report September 12, 1996
	(Date of Earliest Event Reported)

	HEARTLAND EXPRESS, INC.
	(Exact Name of Registrant as Specified in its Charter)

	NEVADA
	(State or Other Jurisdiction
	of Incorporation or Organization)

Commission File No. 0-15087				93-0926999
								(IRS Employer Identification No.)

	2777 HEARTLAND DRIVE, CORALVILLE, IOWA  52241
	(Address of Principal Executive Offices) (Zip Code)

	Registrant's Telephone Number
	(including area code)  319-645-2728

Item 5 Other Events.

	On September 12, 1996, the Board of Directors of Heartland Express, Inc. (the "Company") declared a stock dividend, in the amount of 10,000,000 shares of common stock, par value $.10, to be distributed to stockholders of record on September 23, 1996, prorated to stock ownership, with one-half share (.50 share) issued for each share owned on the record date.
Fractional shares will be settled by payment in lieu of issuance of shares.

	The stock issued pursuant to this dividend is a new issue of 10,000,000 shares. The Company's retained earnings will be reduced by $1,000,000 with a corresponding increase of capital stock outstanding of $1,000,000.
The dividend issue will increase the total number of the Company's issued and outstanding shares from 20,000,000 to 30,000,000.

	The purpose of the stock dividend is to increase liquidity for stockholders of the Company.

                                   SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     						HEARTLAND EXPRESS, INC.
                                     						(Registrant)


Date:  September 13, 1996		               	/s/ John P. Cosaert
                                     						John P. Cosaert, Vice President